Exhibit 99.1

The Middleby Corporation Reports Third Quarter Results

  Revenue of $993 million, a 21.5% increase year over year
  Diluted Earnings per share of $1.92 and adjusted net earnings per share of $2.18, an increase of 13.5% year over year
  Adjusted EBITDA of $212 million, a 23.3% increase year over year
  Profitability grew to an organic adjusted EBITDA margin of 22.6%
  Completed the acquisition of CP Packaging, expanding Middleby’s offerings in packaging innovation
  Completed the acquisition of Colussi Ermes, enhancing Middleby’s automated washing & food safety solutions

ELGIN, Ill.--(BUSINESS WIRE)--November 9, 2022--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the third quarter of 2022.

“We continue to execute on our strategic and operating initiatives, while realizing growth in sales and profitability. We reported record third quarter sales and EBITDA, with margins ahead of pre-covid levels despite significant continued inflationary effects impacting the quarter,” said Tim FitzGerald, CEO of The Middleby Corporation.

2022 Third Quarter Financial Results

  Net sales increased 21.5% in the third quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales increased 14.2% in the third quarter over the comparative prior year period, reflecting higher shipments as we realize benefits of investments to increase our production throughput.
  Organic net sales (a non-GAAP measure) increases were reported for all three segments due to improvements in market conditions and consumer demand in the third quarter of 2022. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	21.9%	14.3%	31.6%	21.5%
Acquisitions	7.4%	17.7%	14.7%	10.9%
Foreign Exchange Rates	(2.5)%	(5.7)%	(4.8)%	(3.6)%
Organic Net Sales Growth (1) (2)	17.0%	2.3%	21.7%	14.2%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Foreign exchange losses were approximately $8.6 million in the third quarter, which negatively impacted adjusted earnings per share by $0.12. For the nine months period, foreign exchange losses were approximately $18.2 million, which negatively impacted adjusted earnings per share by $0.25.
  Adjusted EBITDA (a non-GAAP measure) was $212.3 million, in the third quarter of 2022 due to the impact of higher sales volumes and profitability initiatives. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	26.7%	15.8%	22.2%	21.4%
Acquisitions	0.1%	(4.9)%	(1.5)%	(1.1)%
Foreign Exchange Rates	— %	(0.1)%	(0.3)%	(0.1)%
Organic Adjusted EBITDA (1) (2)	26.5%	20.6%	23.9%	22.6%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Operating cash flows during the third quarter amounted to $84.0 million in comparison to $173.7 million in the prior year period. The total leverage ratio per our credit agreements was 3.1x. The trailing twelve month bank agreement pro-forma EBITDA was $871.7 million.
  Cash balances at the end of the quarter were $144.9 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2022 fiscal third quarter amounted to $2.7 billion as compared to $2.3 billion at the end of fiscal 2021. Debt increased $130 million related to recent business acquisitions. Additionally, our borrowing availability at quarter end was approximately $2.1 billion.

“The demand outlook for our products at both our commercial foodservice and food processing segments remains strong. We are engaged with customers on our latest innovations offering solutions to address labor, energy, food costs and speed. We have made significant investments in technology and automation throughout the pandemic positioning us better than ever to support the challenges facing our customers today.”

“The residential housing market has become significantly more challenged with the impact of interest rate hikes and inflationary effects that has slowed consumer spend on residential kitchen equipment. While there is significant uncertainty as we move into the next year, our order backlog remains ahead of pre-covid levels. We are confident in our ability to maintain industry-leading profitability levels even in challenging market conditions. We expect investments made over the past several years in our award-winning showrooms, industry-leading culinary teams, and our newly developed designer services programs will increase market penetration of our exciting portfolio of industry leading brands and products,” concluded Mr. FitzGerald.

Conference Call

The company has scheduled a conference call to discuss the third quarter results at 11 a.m. Eastern/10 a.m. Central Time on November 9th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (833) 630-1956 or (412) 317-1837 and ask to join the Middleby conference call. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, the state-of-the-art Middleby Innovation Kitchens showcases and demonstrates the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2022	3rd Qtr, 2021	3rd Qtr, 2022	3rd Qtr, 2021
Net sales	$992,871	$817,545	$3,001,148	$2,384,376
Cost of sales	627,639	517,918	1,944,664	1,505,149

Gross profit	365,232	299,627	1,056,484	879,227

Selling, general and administrative expenses	201,200	175,354	596,757	496,022
Restructuring expenses	2,327	791	8,231	2,596
Merger termination fee	—	(110,000)	—	(110,000)
Gain on sale of plant	—	—	—	(763)
Income from operations	161,705	233,482	451,496	491,372

Interest expense and deferred financing amortization, net	24,067	13,192	62,563	43,481
Net periodic pension benefit (other than service costs & curtailment)	(9,944)	(11,363)	(32,244)	(34,268)
Other expense (income), net	8,529	794	18,478	(1,366)

Earnings before income taxes	139,053	230,859	402,699	483,525

Provision for income taxes	34,684	54,893	99,327	97,711

Net earnings	$104,369	$175,966	$303,372	$385,814

Net earnings per share:

Basic	$1.94	$3.19	$5.60	$6.99

Diluted	$1.92	$3.09	$5.50	$6.83

Weighted average number of shares

Basic	53,867	55,232	54,190	55,225

Diluted	54,384	56,939	55,134	56,526

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Oct 1, 2022	Jan 1, 2022
ASSETS

Cash and cash equivalents	$144,918	$180,362
Accounts receivable, net	593,514	577,142
Inventories, net	1,062,634	837,418
Prepaid expenses and other	121,271	92,269
Prepaid taxes	28,201	19,894
Total current assets	1,950,538	1,707,085

Property, plant and equipment, net	423,947	380,980
Goodwill	2,287,420	2,243,469
Other intangibles, net	1,781,801	1,875,377
Long-term deferred tax assets	22,340	33,194
Other assets	205,815	143,493

Total assets	$6,671,861	$6,383,598

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$44,664	$27,293
Accounts payable	261,169	304,740
Accrued expenses	631,945	582,855
Total current liabilities	937,778	914,888

Long-term debt	2,693,325	2,387,001
Long-term deferred tax liability	220,400	186,935
Accrued pension benefits	154,256	219,680
Other non-current liabilities	167,559	180,818

Stockholders' equity	2,498,543	2,494,276

Total liabilities and stockholders' equity	$6,671,861	$6,383,598

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended October 1, 2022
Net sales	$623,662	$220,965	$148,244	$992,871
Segment Operating Income	$143,678	$29,788	$26,982	$161,705
Operating Income % of net sales	23.0%	13.5%	18.2%	16.3%

Depreciation	5,855	1,861	1,558	9,479
Amortization	14,283	1,289	4,311	19,883
Restructuring expenses	663	1,894	(230)	2,327
Acquisition related adjustments	1,836	—	303	3,189
Stock compensation	—	—	—	15,761
Segment adjusted EBITDA	$166,315	$34,832	$32,924	$212,344
Adjusted EBITDA % of net sales	26.7%	15.8%	22.2%	21.4%

Three Months Ended October 2, 2021
Net sales	$511,480	$193,395	$112,670	$817,545
Segment Operating Income	$105,529	$31,322	$21,425	$233,482
Operating Income % of net sales	20.6%	16.2%	19.0%	28.6%

Depreciation	5,793	3,608	1,353	10,876
Amortization	12,822	3,589	1,773	18,184
Restructuring expenses	473	278	40	791
Acquisition related adjustments	66	1,676	—	1,742
Acquisition deal costs	—	—	—	(103,106)
Stock compensation	—	—	—	10,197
Segment adjusted EBITDA	$124,683	$40,473	$24,591	$172,166
Adjusted EBITDA % of net sales	24.4%	20.9%	21.8%	21.1%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $21.7 million and $17.6 million for the three months ended October 1, 2022 and October 2, 2021, respectively.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Nine Months Ended October 1, 2022
Net sales	$1,776,994	$832,054	$392,100	$3,001,148
Segment Operating Income	$390,740	$100,811	$65,642	$451,496
Operating Income % of net sales	22.0%	12.1%	16.7%	15.0%

Depreciation	17,577	9,271	4,182	31,608
Amortization	41,644	20,448	7,844	69,936
Restructuring expenses	2,934	2,892	2,405	8,231
Acquisition related adjustments	(1,256)	15,062	303	15,159
Charitable support to Ukraine	—	—	—	798
Stock compensation	—	—	—	42,641
Segment adjusted EBITDA	$451,639	$148,484	$80,376	$619,869
Adjusted EBITDA % of net sales	25.4%	17.8%	20.5%	20.7%

Nine Months Ended October 2, 2021
Net sales	$1,501,413	$527,791	$355,172	$2,384,376
Segment Operating Income	$311,789	$95,088	$68,048	$491,372
Operating Income % of net sales	20.8%	18.0%	19.2%	20.6%

Depreciation	17,579	9,120	4,005	31,180
Amortization	42,272	7,145	5,450	54,867
Restructuring expenses	1,386	834	376	2,596
Facility consolidation related expenses	993	—	—	993
Acquisition related adjustments	803	1,676	—	2,479
Stock compensation	—	—	—	27,135
Gain on sale of plant	(678)	(85)		(763)
Acquisition deal costs	—	—	—	(90,285)
Segment adjusted EBITDA	$374,144	$113,778	$77,879	$519,574
Adjusted EBITDA % of net sales	24.9%	21.6%	21.9%	21.8%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $60.6 million and $46.2 million for the nine months ended October 1, 2022 and October 2, 2021, respectively.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	3rd Qtr, 2022		3rd Qtr, 2021
	$	Diluted per share	$	Diluted per share
Net earnings	$104,369	$1.92	$175,966	$3.09
Amortization (1)	21,661	0.40	19,754	0.35
Restructuring expenses	2,327	0.04	791	0.01
Acquisition related costs	3,189	0.06	1,742	0.03
Net periodic pension benefit (other than service costs & curtailment)	(9,944)	(0.18)	(11,363)	(0.20)
Acquisition deal costs	—	—	(103,106)	(1.81)
Income tax effect of pre-tax adjustments	(4,291)	(0.08)	22,584	0.40
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.02	—	0.05
Adjusted net earnings	$117,311	$2.18	$106,368	$1.92

Diluted weighted average number of shares	54,384		56,939
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(494)		(1,679)
Adjusted diluted weighted average number of shares	53,890		55,260

	Nine Months Ended
	3rd Qtr, 2022		3rd Qtr, 2021
	$	Diluted per share	$	Diluted per share
Net earnings	$303,372	$5.50	$385,814	$6.83
Amortization (1)	75,309	1.37	59,492	1.05
Restructuring expenses	8,231	0.15	2,596	0.05
Acquisition related costs	15,159	0.27	2,479	0.04
Acquisition deal costs	—	—	(90,285)	(1.60)
Facility consolidation related expenses	—	—	993	0.02
Net periodic pension benefit (other than service costs & curtailment)	(32,244)	(0.58)	(34,268)	(0.61)
Gain on sale of plant	—	—	(763)	(0.01)
Charitable support to Ukraine	798	0.01	—	—
Discrete tax adjustments	—	—	(18,900)	(0.33)
Income tax effect of pre-tax adjustments	(16,611)	(0.30)	14,640	0.26
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.11	—	0.13
Adjusted net earnings	$354,014	$6.53	$321,798	$5.83

Diluted weighted average number of shares	55,134		56,526
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(932)		(1,284)
Adjusted diluted weighted average number of shares	54,202		55,242

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2022	3rd Qtr, 2021	3rd Qtr, 2022	3rd Qtr, 2021
Net Cash Flows Provided By (Used In):
Operating activities	$83,991	$173,659	$173,449	$346,040
Investing activities	(150,609)	(388,457)	(257,868)	(412,679)
Financing activities	54,856	73,092	72,594	54,361

Free Cash Flow
Cash flow from operating activities	$83,991	$173,659	$173,449	$346,040
Less: Capital expenditures, net of sale proceeds	(18,781)	(10,307)	(50,914)	(23,670)
Free cash flow	$65,210	$163,352	$122,535	$322,370

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715